EXHIBIT 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS 80 PERCENT INCREASE IN NET INCOME
ON 32 PERCENT REVENUE GROWTH FOR THIRD-QUARTER 2007
Fiber Laser Technology Leader Reports Record Results on
Strength of High-Power Laser Sales for Materials Processing
OXFORD, Mass. — November 6, 2007 — IPG Photonics Corporation (Nasdaq: IPGP), the leading global manufacturer of high-power lasers and amplifiers for diverse applications in numerous markets, today reported that revenues for the third quarter of 2007 increased by 32.3% to $47.9 million, up from $36.2 million for the third quarter of 2006. For the first nine months of 2007, revenues increased 32.1% to $133.6 million from $101.1 million in the first nine months of 2006. Revenues continue to be driven by strong sales of the Company’s fiber lasers used for materials processing applications, which increased by 36.7% over the third quarter of 2006 to $34.5 million.
Operating income increased 24.0% to $12.8 million for the third quarter of 2007, up from $10.3 million for the same period in 2006. Net income for the third quarter of 2007 increased 80.3% to $8.6 million from $4.7 million in the third quarter of 2006, and earnings per diluted share increased 58.3% to $0.19 from $0.12. Operating expenses for the third quarter of 2007 were $8.9 million, or 18.6% of revenue, compared with $7.0 million, or 19.3% of revenue, in the third quarter of 2006.
For the first nine months of 2007, operating income increased 33.9% to $34.0 million from $25.4 million for the same period in 2006. Net income for the nine-month period increased 71.1% to $21.6 million from $12.6 million, and earnings per diluted share increased 51.6% to $0.47 from $0.31.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In millions, except per share data)	2007	2006	% Change	2007	2006	% Change

Revenue	$47.9	$36.2	32.3%	$133.6	$101.1	32.1%
Gross Margin	45.3%	47.9%		45.9%	42.7%
Operating Income	$12.8	$10.3	24.0%	$34.0	$25.4	33.9%
Operating Margin	26.7%	28.6%		25.4%	25.1%
Net income	$8.6	$4.7	80.3%	$21.6	$12.6	71.1%
Earnings per diluted share	$0.19	$0.12	58.3%	$0.47	$0.31	51.6%

IPGP Q3 Results/2
There were no adjustments to net income and earnings per share in the third quarter of 2007. For the third quarter of 2006, adjusted net income was $6.9 million and adjusted earnings per diluted share were $0.17. Adjusted net income and adjusted earnings per share for the third quarter of 2006 are non-GAAP measures. Adjusted net income for the third quarter of 2006 excluded a $2.1 million charge related to the change in the fair value of the Company’s previously outstanding series B warrants, and adjusted earnings per diluted share excluded additional amounts of $0.5 million in accretion related to preferred stock and $0.6 million related to income attributable to preferred stock. Please refer to the exhibit to this press release for a reconciliation of adjusted net income and adjusted earnings per share to net income and earnings per share, respectively, for 2006.
Cash and cash equivalents were $44.8 million on September 30, 2007, compared to $75.7 million on December 31, 2006, primarily as a result of capital expenditures of $26.5 million and the repayment of $18.2 million of term debt, partially offset by net proceeds from our credit lines of $12.7 million.
Comments on the Third Quarter
“The successful execution of our growth strategy resulted in another quarter of record financial results,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “Sales of our lasers for materials processing applications drove our revenue growth in the quarter. We are enthusiastic about our opportunities to sell high-power lasers into this market for the long term. We also are generating increasing demand for our fiber laser technology from advanced applications such as test and measurement, instrumentation, sensing, scientific R&D and defense. During this quarter we also saw the beginnings of a rebound in telecommunications sales on the strength of orders from Russia.”
Business Outlook
“Our success thus far in 2007 positions us well for another quarter of solid financial results and further growth in 2008,” said Dr. Gapontsev. “Operationally, the build-out of our manufacturing infrastructure strengthens our status as the only integrated manufacturer of fiber lasers and gives us a significant competitive advantage in the market. Our expanding worldwide presence, including our new office in China, provides us with significant new opportunities. And the strength of our advanced fiber laser technology continues to displace traditional lasers and other non-laser technologies in a wide range of applications.”
For the fourth quarter of 2007, IPG Photonics expects revenues in the range of $51 million to $54 million. The Company anticipates earnings per diluted share in the range of $0.17 to $0.20 based on 45,731,000 common shares, which includes 43,362,000 basic common shares outstanding and 2,369,000 potentially dilutive options at September 30, 2007.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, November 6, at 10:00 a.m. ET. The conference call will be webcast live over the Internet and can be accessed on the Investors section of the Company’s website at www.ipgphotonics.com. The conference call can also be accessed by dialing (913) 312-1454 or (888) 244-2460. Interested parties that are unable to listen to the live call may access an archived version of the webcast on IPG’s website.

IPGP Q3 Results/3
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures of adjusted net income and adjusted earnings per share for 2006, in each case excluding the impact of the fair value adjustment to the series B warrants and preferred stock accretion. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the Company’s core operating results and future prospects, and can also help investors who wish to make comparisons between IPG Photonics and other companies. IPG Photonics management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of the Company’s competitors. These measures also are used by management in its financial and operating decision-making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Although non-GAAP financial measures used in this release exclude the accounting treatment of the fair value adjustment to the series B warrants and preferred stock accretion, these non-GAAP measures should not be relied upon independently, as they do not reflect the impact that these items have on the Company’s operating results. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the exhibit to this press release.
About IPG Photonics Corporation
IPG Photonics is the leading global manufacturer of high-performance fiber lasers and amplifiers for diverse applications in numerous markets, such as materials processing, communications, medical, and scientific and research. Founded in 1990, IPG Photonics pioneered the development and commercialization of optical fiber-based lasers, a new generation of optical sources that combine the advantages of semiconductor diodes with the high amplification and precise beam qualities of specialty optical fibers. Fiber lasers deliver superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end-users to increase productivity and lower operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to increasing demand for the Company’s products, growth rates, displacing existing laser technologies, the demand for telecommunications applications, achieving strong performance in the fourth quarter of 2007, and the Company’s revenue and EPS guidance for the fourth quarter of 2007. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the Company’s ability to penetrate new applications for fiber lasers and increase market share, the rate of acceptance and penetration of IPG’s products, effective

IPGP Q3 Results/4
management of growth, level of fixed costs from its vertical integration, intellectual property infringement claims and litigation, interruption in supply of key components, contract cancellations, manufacturing risks, competitive factors including declining average selling prices, building and expanding field service and support operations, uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company’s products and services and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on March 27, 2007) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
IPGP-G

IPGP Q3 Results/5
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(in thousands, except per share data)
NET SALES	$47,905	$36,201	$133,610	$101,128
COST OF SALES	26,200	18,864	72,255	57,983

GROSS PROFIT	21,705	17,337	61,355	43,145

OPERATING EXPENSES:
Sales and marketing	2,488	1,768	7,233	4,111
Research and development	2,354	1,692	6,871	4,314
General and administrative	4,049	3,539	13,279	9,352

Total operating expenses	8,891	6,999	27,383	17,777

OPERATING INCOME	12,814	10,338	33,972	25,368

OTHER INCOME (EXPENSE), Net:
Interest income (expense), net	198	(342)	711	(1,051)
Fair value adjustment to Series B Warrants	—	(2,137)	—	(4,356)
Other income, net	309	131	345	143

Total other income (expense)	507	(2,348)	1,056	(5,264)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	13,321	7,990	35,028	20,104
PROVISION FOR INCOME TAXES	(3,505)	(2,731)	(11,623)	(6,597)
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	(1,259)	(512)	(1,847)	(910)

NET INCOME	8,557	4,747	21,558	12,597

NET INCOME PER SHARE:
Basic	$0.20	$0.13	$0.50	$0.34
Diluted	$0.19	$0.12	$0.47	$0.31
WEIGHTED AVERAGE SHARES
Basic	43,362	27,304	43,083	27,052
Diluted	45,731	32,859	45,656	32,987
ADJUSTED EARNINGS PER SHARE*	$0.19	$0.17	$0.47	$0.43
ADJUSTED SHARES OUTSTANDING*	45,731	39,257	45,656	38,697
*Please refer to the exhibit to this press release for a reconciliation of adjusted earnings per share to earnings per share, respectively.

IPGP Q3 Results/6
IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(in thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,750	$75,667
Accounts receivable, net	33,277	22,353
Inventories, net	58,850	42,162
Income taxes receivable	7,663	80
Prepaid expenses and other current assets	9,449	6,586
Deferred income taxes	7,334	9,591

Total current assets	161,323	156,439
DEFERRED INCOME TAXES	167	3,801
PROPERTY, PLANT, AND EQUIPMENT, Net	89,811	67,153
OTHER ASSETS	6,911	5,099

TOTAL	$258,212	$232,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$15,566	$2,603
Current portion of long-term debt	—	8,299
Accounts payable	9,204	7,640
Accrued expenses and other liabilities	17,909	13,940
Income taxes payable	199	8,289

Total current liabilities	42,878	40,771

DEFERRED INCOME TAXES	3,731	232

LONG-TERM DEBT	20,000	30,068

COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	4,067	2,827

STOCKHOLDERS’ EQUITY:
Common stock	4	4
Additional paid-in capital	273,720	271,122
Notes receivable from stockholders	—	(23)
Accumulated deficit	(98,834)	(120,392)
Accumulated other comprehensive income	12,646	7,883

Total stockholders’ equity	187,536	158,594

TOTAL	$258,212	$232,492

IPGP Q3 Results/7
GAAP TO NON-GAAP RECONCILIATION—NET INCOME AND EARNINGS PER SHARE

	September 30,		September 30,
RECONCILIATION OF BASIC EPS TO ADJUSTED EPS — FOR THREE MONTHS ENDED	2007	EPS	2006	EPS
	(in thousands, except for per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	43,362		27,304
Total common shares issued upon conversion of preferred stock	—		9,296
Potentially dilutive options	2,369		2,657

Adjusted common equivalent shares outstanding	45,731		39,257

Net income allocable to common stockholders used to calculate basic EPS	$8,557	$0.20	$3,624	$0.13
Anti-dilutive and dilutive effect of additional shares on basic EPS		(0.01)		(0.04)
Accretion of preferred stock	—	—	518	0.01
Income attributable to preferred stock	—	—	605	0.02

Net income	$8,557	$0.19	$4,747	$0.12
Fair value adjustment to series B warrants	—	—	2,137	0.05

Adjusted net income	$8,557	$0.19	$6,884	$0.17

	September 30,		September 30,
RECONCILIATION OF BASIC EPS TO ADJUSTED EPS — FOR NINE MONTHS ENDED	2007	EPS	2006	EPS
	(in thousands, except for per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	43,083		27,052
Total common shares issued upon conversion of preferred stock	—		9,296
Potentially dilutive options	2,573		2,349

Adjusted common equivalent shares outstanding	45,656		38,697

Net income allocable to common stockholders used to calculate basic EPS	$21,558	$0.50	$9,435	$0.34
Anti-dilutive and dilutive effect of additional shares on basic EPS		$(0.03)		$(0.11)
Accretion of preferred stock	—	—	1,554	$0.04
Income attributable to preferred stock	—	—	1,608	$0.04

Net income	$21,558	$0.47	$12,597	$0.31
Fair value adjustment to series B warrants	—	—	4,356	$0.12

Adjusted net income	$21,558	$0.47	$16,953	$0.43